Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place  Suite 200  Wakefield, Massachusetts  01880  (781) 557-1300     www.franklinstreetproperties.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

First Quarter 2016 Results

Wakefield, MA—April 26, 2016—Franklin Street Properties Corp. (the “Company”,  “FSP”, “we” or “our”) (NYSE MKT:  FSP), a real estate investment trust (REIT), announced today Funds From Operations (FFO) of $26.0 million or $0.26 per share for the first quarter ended March 31, 2016.  Net income was $2.6 million or $0.03 per share for the first quarter ended March 31, 2016.

The Company evaluates its performance based on FFO,  Adjusted Funds From Operations (AFFO),  Net Income and Earnings Per Share (EPS) and believes each is an important measure.  A reconciliation of Net Income to FFO and AFFO, which are non-GAAP financial measures, is provided on page 3 of this press release.

(in 000's except per share data)	Three Months Ended March 31,
			Increase
	2016	2015	(Decrease)

Net Income	$2,579	$12,533	$(9,954)

FFO	$26,037	$25,672	$365
Per Share Data:
EPS	$0.03	$0.13	$(0.10)
FFO	$0.26	$0.26	$—
AFFO	$0.21	$0.21	$—

Weighted average shares (diluted)	100,187	100,187	—

Comparing results for the first quarter of 2016 to the same period in 2015, FFO increased $0.4 million to $26.0 million and was $0.26 per share for the first quarter of 2016 and the first quarter of 2015.  The FFO increase was primarily from higher property income as a result of leasing and the acquisition of a property on April 8, 2015, which was partially offset by the impact of asset sales and loan repayments that occurred in the last twelve months.  Net Income and EPS were $2.6 million and $0.03 per share for the first quarter of 2016, respectively, compared to Net Income of $12.5 million and EPS of $0.13 for the first quarter of 2015.  Included in Net Income for the first quarter of 2015, were gains on sales of properties of $10.5 million or $0.10 per share.  We did not sell any properties in the first quarter of 2016.

George J. Carter, President and CEO, commented as follows:

“For the first quarter of 2016, FSP’s funds from operations, or FFO, totaled approximately $26.0 million or $0.26 per share.   These results are within our guidance range for the first quarter of 2016. Dividend distributions paid/declared for first quarter 2016 totaled approximately $19.0 million or $0.19 per share.  Our initial FFO guidance for full year 2016 is being maintained and is estimated to be in the range of $1.01 to $1.07 per diluted share, while for the second quarter of 2016, we estimate FFO to be in the range of $0.24 to $0.26 per diluted share.

Our directly owned real estate portfolio of 35 properties totaling approximately 9.3 million square feet was approximately 90.2% leased as of March 31, 2016.  We continued active leasing in the first quarter, much of it renewals ahead of future lease expirations.  We anticipate continued significant leasing activity within the portfolio during 2016.

Subsequent to the end of the first quarter, on April 5, 2016, we sold our Maryland Heights, Missouri property, known as Lakeside Crossing I for $20.2 million.  FSP will record a gain on sale for this property disposition of approximately $4.1 million in the second quarter of 2016. Property acquisition efforts are currently very active and are focused on CBD and urban infill office buildings located within our five core markets.  We anticipate making one or more property acquisitions during 2016.  Regarding our redevelopment efforts at 801 Marquette Avenue in downtown Minneapolis, Minnesota, after extensive costing analysis with our potential development partners and outside professionals, we have decided to redevelop the existing building ourselves, rather than raze it and build a new, mixed use tower with outside development partners.  As previously announced, Ryan Companies US, Inc. will be the development manager and design/builder, Perkins+Will will lead the architectural design work and CBRE Group, Inc. will be the exclusive leasing agent.  We are fully engaged with our outside professionals on this exciting redevelopment and will continue to provide updates as they become available.

As we continue 2016, our property portfolio is operating smoothly with existing and known upcoming vacancies actively being marketed to multiple potential tenants.  We look forward with anticipation to 2016 and beyond.”

Dividend Update

On April 8, 2016, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended March 31, 2016 of $0.19 per share of common stock that will be paid on May 12, 2016 to stockholders of record on April 22, 2016.

FFO Guidance

We are maintaining our full year FFO guidance for 2016 to be in  the range of $1.01 to $1.07 per diluted share and,  for the second quarter of 2016,  we estimate FFO to be in the range of $0.24 to $0.26 per diluted share.  This guidance (a) excludes the impact of future acquisitions, developments, dispositions, debt financings or repayments or other capital market transactions; (b) reflects estimates from our ongoing portfolio of properties, other real estate investments and G&A expenses; and (c) reflects our current expectations of economic conditions.  We will update guidance quarterly in our earnings releases.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned real estate portfolio and for two non-consolidated REITs in which the Company holds preferred stock interests as of March 31, 2016.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

A reconciliation of Net Income to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule H.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   Management also believes that FFO and AFFO represent the most accurate measures of activity and are the basis for distributions paid to equity holders.  The Company has included the NAREIT FFO definition in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income to FFO and AFFO:	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2016	2015

Net income	$2,579	$12,533
Gain on sale of assets, less applicable income tax	—	(10,462)
GAAP loss from non-consolidated REITs	286	322
FFO from non-consolidated REITs	645	601
Depreciation & amortization	22,527	22,678
NAREIT FFO	26,037	25,672
Acquisition costs of new properties	—	—
Funds From Operations (FFO)	$26,037	$25,672

Funds From Operations (FFO)	$26,037	$25,672
Reverse FFO from non-consolidated REITs	(645)	(601)
Distributions from non-consolidated REITs	27	27
Amortization of deferred financing costs	517	517
Straight-line rent	(1,275)	(69)
Tenant improvements	(1,929)	(2,936)
Leasing commissions	(1,613)	(830)
Non-investment capex	(438)	(643)
Adjusted Funds From Operations (AFFO)	$20,681	$21,137

Per Share Data
EPS	$0.03	$0.13
FFO	$0.26	$0.26
AFFO	$0.21	$0.21

Weighted average shares (basic and diluted)	100,187	100,187

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for April 27, 2016 at 10:00 a.m. (ET) to discuss the first quarter 2016 results. To access the call, please dial 1-877-507-4376. Internationally, the call may be accessed by dialing 1-412-317-6014.  To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S.  FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our top five markets of Atlanta, Dallas, Denver, Houston, and Minneapolis.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty,  uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Definition of Funds From Operations (FFO)	H

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the
	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2016	2015

Revenue:
Rental	$58,360	$59,013
Related party revenue:
Management fees and interest income from loans	1,433	1,473
Other	20	21
Total revenue	59,813	60,507

Expenses:
Real estate operating expenses	15,292	15,356
Real estate taxes and insurance	9,150	10,048
Depreciation and amortization	22,445	22,672
Selling, general and administrative	3,530	3,691
Interest	6,433	6,187
Total expenses	56,850	57,954

Income before interest income, equity in losses of non-consolidated REITs and taxes	2,963	2,553
Interest income	—	1
Equity in losses of non-consolidated REITs	(286)	(322)
Gain on sale of properties, less applicable income tax	—	10,462

Income before taxes on income	2,677	12,694
Taxes on income	98	161
Net income	$2,579	$12,533

Weighted average number of shares outstanding, basic and diluted	100,187	100,187

Net income per share, basic and diluted	$0.03	$0.13

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands, except share and par value amounts)	2016	2015
Assets:
Real estate assets:
Land	$168,120	$170,021
Buildings and improvements	1,625,819	1,637,066
Fixtures and equipment	2,649	2,528
	1,796,588	1,809,615
Less accumulated depreciation	309,307	299,991
Real estate assets, net	1,487,281	1,509,624
Acquired real estate leases, less accumulated amortization of $117,134 and $112,844, respectively	99,102	108,046
Investment in non-consolidated REITs	76,707	77,019
Asset held for sale	15,921	—
Cash and cash equivalents	14,316	18,163
Restricted cash	10	23
Tenant rent receivables, less allowance for doubtful accounts of $130 and $130, respectively	3,691	2,898
Straight-line rent receivable, less allowance for doubtful accounts of $50 and $50, respectively	49,696	48,502
Prepaid expenses and other assets	5,943	5,484
Related party mortgage loan receivables	79,575	118,641
Other assets: derivative asset	—	1,132
Office computers and furniture, net of accumulated depreciation of $1,372 and $1,333, respectively	438	484
Deferred leasing commissions, net of accumulated amortization of $21,035 and $20,002, respectively	28,705	28,999
Total assets	$1,861,385	$1,919,015

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$265,000	$290,000
Term loans payable, less unamortized financing costs of $2,120 and $2,353, respectively	617,880	617,647
Accounts payable and accrued expenses	37,791	49,489
Accrued compensation	1,274	3,726
Tenant security deposits	4,433	4,829
Other liabilities: derivative liability	13,226	8,243
Acquired unfavorable real estate leases, less accumulated amortization of $9,822 and $9,368, respectively	8,697	9,425
Total liabilities	948,301	983,359

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.0001 par value, 180,000,000 shares authorized, 100,187,405 and 100,187,405 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,273,556	1,273,556
Accumulated other comprehensive loss	(13,226)	(7,111)
Accumulated distributions in excess of accumulated earnings	(347,256)	(330,799)
Total stockholders’ equity	913,084	935,656
Total liabilities and stockholders’ equity	$1,861,385	$1,919,015

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Three Months Ended
	March 31,
(in thousands)	2016	2015
Cash flows from operating activities:
Net income	$2,579	$12,533
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	22,962	23,189
Amortization of above market lease	81	6
Equity in losses of non-consolidated REITs	286	322
Gain on sale of properties, less applicable income tax	—	(10,462)
Changes in operating assets and liabilities:
Restricted cash	13	686
Tenant rent receivables	(793)	146
Straight-line rents	(1,275)	(69)
Lease acquisition costs	(199)	(3)
Prepaid expenses and other assets	(791)	283
Accounts payable, accrued expenses and other items	(10,374)	(7,706)
Accrued compensation	(2,452)	(2,517)
Tenant security deposits	(396)	(230)
Payment of deferred leasing commissions	(1,825)	(1,116)
Net cash provided by operating activities	7,816	15,062
Cash flows from investing activities:
Property improvements, fixtures and equipment	(6,699)	(4,298)
Office computers and furniture	(21)	—
Distributions in excess of earnings from non-consolidated REITs	27	27
Repayment of related party mortgage loan receivable	39,066	—
Proceeds received on sales of real estate assets	—	47,671
Changes in deposits on real estate assets	—	(4,000)
Net cash provided by investing activities	32,373	39,400
Cash flows from financing activities:
Distributions to stockholders	(19,036)	(19,036)
Borrowings under bank note payable	15,000	20,000
Repayments of bank note payable	(40,000)	(48,000)
Net cash used in financing activities	(44,036)	(47,036)
Net increase (decrease) in cash and cash equivalents	(3,847)	7,426
Cash and cash equivalents, beginning of year	18,163	7,519
Cash and cash equivalents, end of period	$14,316	$14,945

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2016	587,494	6.3%
2017	1,012,296	10.9%
2018	1,113,118	11.9%
2019	1,314,261	14.1%
2020	851,253	9.1%
Thereafter (2)	4,446,827	47.7%
	9,325,249	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 917,040 square feet of current vacancies.

(dollars & square feet in 000's)	As of March 31, 2016
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	9	$363,725	24.2%	2,418	25.9%
Colorado	5	428,338	28.5%	2,010	21.6%
Georgia	4	286,124	19.1%	1,838	19.7%
Virginia	4	92,516	6.2%	685	7.3%
Minnesota (a)	1	26,544	1.8%	306	3.3%
Missouri (b)	3	61,734	4.1%	478	5.1%
North Carolina	2	54,805	3.7%	322	3.5%
Illinois	2	44,002	2.9%	372	4.0%
Maryland	1	50,797	3.4%	325	3.4%
Florida	1	41,545	2.8%	213	2.3%
Indiana	1	31,342	2.1%	205	2.2%
California	1	3,794	0.3%	36	0.4%
Washington	1	13,667	0.9%	117	1.3%
Total	35	$1,498,933	100.0%	9,325	100.0%

(a)	Excludes approximately $4,269, which is our investment in a property being redeveloped.
(b)	Includes asset held for sale of $15,921, which was sold on April 5, 2016.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

Owned Portfolio

	For the Three Months Ended					Year ended
	31-Mar-16	31-Mar-15	30-Jun-15	30-Sep-15	31-Dec-15	31-Dec-15

Tenant improvements	$1,929	$2,936	$3,420	$1,794	$3,788	$11,938
Deferred leasing costs	1,613	830	1,539	1,490	3,952	7,811
Non-investment capex	438	643	1,411	1,090	1,162	4,306
Total Capital Expenditures	$3,980	$4,409	$6,370	$4,374	$8,902	$24,055

Square foot & leased percentages	March 31,	December 31,
	2016	2015
Owned portfolio of commercial real estate
Number of properties (a)	35	36
Square feet	9,325,249	9,494,953
Leased percentage	90.2%	91.6%

Investments in non-consolidated REITs
Number of properties	2	2
Square feet	1,396,071	1,396,071
Leased percentage	73.9%	73.5%

Single Asset REITs (SARs) managed
Number of properties	6	7
Square feet	1,191,135	1,487,026
Leased percentage	75.8%	77.0%

Total owned, investments & managed properties
Number of properties	43	45
Square feet	11,912,455	12,378,050
Leased percentage	86.8%	87.8%
(a)	Excludes property in redevelopment in 2016.

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	31-Mar-16	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	861,000	65.7%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	87.2%	27.0%
			1,396,071	73.9%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Fourth		First
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	31-Dec-15	Leased (2)	31-Mar-16	Leased (2)

1	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
2	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
3	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	100.0%	100.0%
4	TIMBERLAKE	Chesterfield, MO	234,023	95.4%	94.3%	95.4%	95.4%
5	FEDERAL WAY	Federal Way, WA	117,010	66.8%	64.9%	61.6%	65.1%
6	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
7	TIMBERLAKE EAST	Chesterfield, MO	116,197	96.2%	61.2%	96.2%	96.2%
8	PARK TEN	Houston, TX	157,460	63.1%	63.1%	63.1%	63.1%
9	ADDISON	Addison, TX	290,041	93.4%	93.4%	93.4%	93.4%
10	COLLINS CROSSING	Richardson, TX	300,887	100.0%	100.0%	100.0%	100.0%
11	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
12	RIVER CROSSING	Indianapolis, IN	205,059	91.1%	91.1%	91.1%	91.1%
13	LIBERTY PLAZA	Addison, TX	218,934	81.8%	79.2%	80.9%	81.5%
14	INNSBROOK	Glen Allen, VA	298,456	100.0%	100.0%	100.0%	100.0%
15	380 INTERLOCKEN	Broomfield, CO	240,185	97.1%	97.1%	97.1%	97.1%
16	BLUE LAGOON	Miami, FL	212,619	100.0%	100.0%	100.0%	100.0%
17	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
18	ONE OVERTON PARK	Atlanta, GA	387,267	85.0%	85.0%	85.0%	85.0%
19	390 INTERLOCKEN	Broomfield, CO	241,516	84.6%	85.1%	84.6%	84.6%
20	EAST BALTIMORE	Baltimore, MD	325,445	85.4%	85.4%	83.6%	84.8%
21	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
22	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
23	LOUDOUN TECH	Dulles, VA	136,658	92.0%	92.0%	92.0%	92.0%
24	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
25	121 SOUTH EIGHTH ST	Minneapolis, MN	305,990	88.3%	88.3%	56.2%	56.2%
	801 MARQUETTE AVE (3)	Minneapolis, MN	—	97.2%	97.2%	(3)	(3)
26	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
27	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
28	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
29	909 DAVIS	Evanston, IL	195,245	100.0%	100.0%	88.8%	88.8%
30	ONE RAVINIA DRIVE	Atlanta, GA	386,603	94.8%	94.8%	94.8%	94.8%
31	TWO RAVINIA	Atlanta, GA	442,130	80.8%	78.6%	84.0%	82.2%
32	WESTCHASE I & II	Houston, TX	629,025	87.0%	87.8%	87.0%	87.0%
33	1999 BROADWAY	Denver, CO	676,379	82.7%	82.7%	83.0%	82.8%
34	999 PEACHTREE	Atlanta, GA	621,946	95.0%	95.2%	95.3%	95.1%
35	1001 17th STREET	Denver, CO	655,420	88.6%	87.6%	87.6%	87.9%
	TOTAL WEIGHTED AVERAGE		9,325,249	91.6%	90.8%	90.2%	90.2%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.
(3)	Property is being redeveloped in 2016.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of March 31, 2016

			% of
	Tenant	Sq Ft	Portfolio
1	Quintiles Transnational Corp	259,531	3.1%
2	CITGO Petroleum Corporation	248,399	3.0%
3	Newfield Exploration Company	234,495	2.8%
4	US Government	223,433	2.7%
5	Sutherland Asbill Brennan LLP	222,422	2.6%
6	Burger King Corporation	212,619	2.5%
7	Denbury Onshore, LLC	202,600	2.4%
8	SunTrust Bank	182,888	2.2%
9	Centene Management Company, LLC	179,637	2.1%
10	Citicorp Credit Services, Inc	176,848	2.1%
11	T-Mobile South, LLC dba T-Mobile	151,792	1.8%
12	Petrobras America, Inc.	144,813	1.7%
13	Murphy Exploration & Production Company	144,677	1.7%
14	Argo Data Resource Corporation	140,246	1.7%
15	Houghton Mifflin Harcourt Publishing Company	128,226	1.5%
16	Monsanto Company	127,778	1.5%
17	Federal National Mortgage Association	123,144	1.5%
18	Vail Corp d/b/a Vail Resorts	122,232	1.5%
19	Kaiser Foundation Health Plan	120,979	1.4%
20	Giesecke & Devrient America	112,110	1.3%
	Total	3,458,869	41.1%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Definition of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO.  The Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and NAREIT, may define this term in a different manner.  We have included the NAREIT FFO definition in our table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as the sum of (1) FFO; (2) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs; (3) excluding the effect of straight-line rent; (4) plus deferred financing costs, (5) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income (determined in accordance with GAAP), as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.